EXHIBIT INDEX
Number    Description

(3)(ii)   By-Laws, as amended October 19, 1995

(10)(1)   Employment Agreement between Recoton Corporation and
          Robert L. Borchardt, dated October 25, 1995

(27)      Financial Data Schedule [EDGAR FILING ONLY]

                                                  EXHIBIT (3)(ii)
As Amended October 19, 1995

                             BY-LAWS

                               of

                       RECOTON CORPORATION


                            ARTICLE I
                             OFFICES


     Section 1.1. Office. The office of the Corporation within the State of New York shall be located in the City of New York, New York County.

     Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                           ARTICLE II
                    MEETINGS OF SHAREHOLDERS

     Section 2.1. Time and Place. All meetings of Shareholders of the Corporation shall be held at such time and place as shall be stated in the notice of meeting.

     Section 2.2. Annual Meeting. The Annual Meeting of the Shareholders of the Corporation shall be held at such time and place as the Board of Directors shall determine on the last Tuesday in May of each year or on such other date as may be determined by the Board of Directors. At such meetings the Shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

     Section 2.3. Special Meetings. Special meetings of the Shareholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board of Directors or the Board of Directors.

     Section 2.4. Notice of Meetings.

          (a) Written notice of each meeting of Shareholders of the Corporation stating the place, date and hour thereof and, in the case of a special meeting of Shareholders, specifying the purpose or purposes thereof, and the person or persons by whom or at whose direction such meeting has been called, shall be given to each Shareholder entitled to vote thereat, at his address as it appears on the records of the Corporation, not less than ten
(10) nor more than fifty (50) days prior to the meeting.

          (b) At any annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy five (75) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the fifteenth
(15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. As used herein, the term "public disclosure" shall include any disclosure made by press release issued by the Corporation and any notice of record date and meeting date for the meeting delivered to any national securities exchange on which the Corporation's securities are listed or to the National Association of Securities Dealers if the Corporation's securities are then quoted on such Association's interdealer quotation system. Such Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the record name and record address of the Shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business.

          (c) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 2.4; provided, however, that nothing in this Section 2.4 shall be deemed to preclude discussion by any Shareholder of any business properly brought before the meeting in accordance with said procedure. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this
Section 2.4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.5. Quorum. At each meeting of Shareholders of the Corporation, the holders of a majority of stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws. If, however, a quorum shall not be present on the date specified in the original notice of meeting, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum be present, the Shareholders present in person or by proxy may transact any business which might have been transacted had a quorum been present on the date specified in the original notice of meeting.

     Section 2.6. Vote Required. When a quorum is present in person or by proxy at any meeting of Shareholders of the Corporation, the vote of the holders of a majority of the stock present in person or by proxy and entitled to vote shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.7. Voting. At any meeting of the Shareholders of the Corporation each Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of Common Stock shall be entitled to one vote for every share of such stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by statute or the Certificate of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

     Section 2.8. Proxies. Each proxy must be executed in virtue by the Shareholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration. Each proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, except in those cases where an irrevocable proxy is permitted by statute.

     Section 2.9. Consents. Whenever the vote of Shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of Shareholders may be dispensed with if all the Shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to the taking of such corporate action.

                           ARTICLE III
                            DIRECTORS

     Section 3.1. Board of Directors. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these By-Laws, directed or required to be exercised or done by the Shareholders.

     Section 3.2. Number. The number of directors constituting the entire Board of Directors shall be not less than nine (9) nor more than fifteen (15) as shall be fixed from time to time by a resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     Section 3.3. Terms of Office. The directors shall be divided into three staggered classes, as nearly equal in number as possible, with the term of office of each class to expire at the third succeeding Annual Meeting of Shareholders after electing such class. The term of office for newly created directorships shall be set by a resolution adopted by a majority of the entire Board of Directors. A director may resign at any time. A director may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

     Section 3.4. Election.

          (a) At each Annual Meeting of Shareholders directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding
Annual Meeting of Shareholders after their election.

          (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the Shareholders of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of Shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this provision. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days or more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy five (75) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. As used herein, the term "public disclosure" shall have the meaning given such term in this Section 2.4 of these By-Laws. Such Shareholder's notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the Shareholder giving notice (i) the record name and record address of Shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.5. Location of Meetings and Records.  The Board of
Directors may hold its meetings and the Corporation may keep the books of the Corporation at such places as the Board may from time to time determine.

     Section 3.6. Vacancies. Any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the number of directors or other cause shall be filled by a majority vote of the directors them in office, although such majority may be less than a quorum. A director elected to fill a vacancy shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which such director has been elected expires.

     Section 3.7. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.8. Chairman of the Board. The Board of Directors may at any time choose from among its members a Chairman of the Board, who shall serve at the pleasure of the Board. The Chairman, if there be one, shall preside at all meetings of the Shareholders and the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

     Section 3.9. Indemnification. Any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or of any other corporation, domestic or foreign, which he, his testator or intestate served in any capacity at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein and the Corporation may advance his expenses, to the full extent permissible under Sections 721 through 726 of the New York Business Corporation Law. Such indemnification may be addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or any provision of these By-Laws. The directors, officers, employees and agents of the Corporation shall be fully protected individually in making or refusing to take any other action under this Section
3.9 in reliance upon the advice of counsel.

                           ARTICLE IV
                      MEETINGS OF THE BOARD

     Section 4.1. Time and Place. Meetings of the Board of Directors may be held either within or without the State of New York. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Each special meeting of the Board of Directors shall be held at such time and place as shall be stated in the notice of the meeting.

     Section 4.2. First Meeting. The first meeting of each newly elected Board of Directors shall be held within ten (10) days following each annual meeting of the Shareholders at such time and place, either within or without the State of New York, as shall be fixed by resolution of the Board of Directors prior to the annual meeting or by the consent in writing of all the newly elected directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by the President or the Secretary and, at the written request of any two (2) directors, shall be called by the Secretary. Written notice of each special meeting of directors, stating the time and place and purpose or purposes thereof, shall be served upon each director, personally, by mail or by telegraph, at least forty eight (48) hours before such meeting.

     Section 4.4. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.5. Meetings by Telephonic or Other Communications Equipment. Any member of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

Participation by such means shall constitute presence in person at a meeting.

                            ARTICLE V
                     COMMITTEES OF DIRECTORS

     Section 5.1. Designation; Powers. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire board, designate from among its members an Executive Committee or other committees, each consisting of three (3) or more directors, and each of which, to the extent provided in any such resolution, shall have all the authority of the Board, except that no such committee shall have authority with regard to any of the following:

     (a) the submission to Shareholders of any action as to which Shareholders' approval is required by law;

     (b) the filling of vacancies in the Board of Directors or on any committee;

     (c) the fixing of compensation of any director for serving on the Board of Directors or on any committee;

     (d) the amendment or repeal of these By-Laws or the adoption of new By-Laws;

     (e) the amendment or repeal of any resolution of the Board of Directors which by its term shall not be amendable or repealable by a committee.

     The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

     Section 5.2. Tenure and Reports. Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board.

                           ARTICLE VI
                             NOTICES

     Section 6.1. Delivery of Notice. Notices to directors and Shareholders setting forth the time and place of such meeting shall be in writing and may be delivered personally, by mail, Express Mail or overnight courier or telephone, telecopier or telegraph. Notice by mail shall be deemed to be given seventy two (72) hours after the time when the same shall be deposited in the post office or a letter box, in a postpaid sealed wrapper; notice by Express Mail or overnight courier shall be deemed to be given upon the day and hour of promised delivery; and notice by telephone, telecopier, telegraph or personal delivery shall be deemed to be given immediately (if by telephone, confirmed in writing before or after the meeting). Notices shall be addressed to directors or Shareholders at their addresses appearing on the books of the Corporation, unless any such director or Shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request.

     Section 6.2. Waiver of Notice. Whenever any notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any Shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                           ARTICLE VII
                            OFFICERS

     Section 7.1. Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected annually by the directors at their first meeting and shall hold office at the pleasure of the Board. Any person may hold two or more such offices, except that the same person shall not at the same time be both President and Vice-President or President and Secretary. All vacancies occurring in any of the above offices shall be filled by the directors. Any officer may be removed for cause or without cause by the Board of Directors at any regular meeting or at any special meeting called for the purpose.

     Section 7.2. Subordinate Officers. The Board of Directors may appoint such other officers and agents, including additional Vice Presidents, and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers with such powers and duties as it shall deem necessary. Any such other officers or agents shall hold office at the pleasure of the Board of Directors.

     Section 7.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

     Section 7.4. Tenure and Removal. All officers of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until their respective successors are elected or appointed and qualified in their stead. Any officer of the Corporation may be removed by the Board of Directors for cause or without cause at any regular or special meeting of the Board.

     Section 7.5. The President. The President shall be the chief executive officer of the Corporation. He shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect; he shall be ex officio a member of all standing committees; and in the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the Shareholders and directors.

     Section 7.6. Powers of the President. The President shall have power to sign on behalf of the Corporation, bonds, notes, deeds, mortgages, and any and all contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of the business of the Corporation, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and he shall perform such other duties as the Board of Directors shall from time to time prescribe.

     Section 7.7. The Vice Presidents. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority, as indicated by their titles or as otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, shall perform such other duties as the Board of Directors shall prescribe and shall generally assist the President.

     Section 7.8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.
He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Treasurer. He shall keep in safe custody the certificate books and stock books and such other books and papers as the Board may direct and shall perform all other duties incident to the office of Secretary.

     Section 7.9. Assistant Secretaries.  The Assistant
Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

     Section 7.10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 7.11. Assistant Treasurers.  The Assistant
Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may prescribe.

                          ARTICLE VIII
                      CERTIFICATES OF STOCK

     Section 8.1. Form. The certificates of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the president or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or an engraved or printed facsimile thereof. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signature of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 8.2. Registered Shareholders. The Corporation shall be entitled to (1) recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends and notices of meetings of Shareholders and to vote as such owner; and (2) hold liable for calls and assessments a person registered on its books as the owner of shares; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

     Section 8.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon such other terms as the Board of Directors may prescribe; and the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate or certificates, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 8.4. Record Date.

     (a) For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as of the record date for any such determination of Shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.

     (b)  If no record date is fixed:

               (1) The record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

               (2) The record date for determining Shareholders for any purpose other than that specified in subparagraph (1) shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

     (c) When a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

                           ARTICLE IX
                       GENERAL PROVISIONS

     Section 9.1. Dividends. Dividends upon the stock of the Corporation, subject to the applicable provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation and of these By-Laws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for requiring or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in their absolute discretion.

     Section 9.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 9.3. Fiscal Year.  The fiscal year of the
Corporation shall be determined by the Board of Directors.

     Section 9.4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                            ARTICLE X
                           AMENDMENTS

     Section 10.1. Power to Amend. These By-Laws may be amended or repealed and any new By-Law may be adopted by vote of the holders of stock of the Corporation entitled at the time to vote for the election of directors or by the Board of Directors at any regular or special meeting; provided, however, that any By-Law or amendment to the By-Laws adopted by the Board of Directors may be amended or repealed, and any By-Law repealed by the Board of Directors may be reinstated, by the holders of stock of the Corporation entitled at the time to vote for the election of directors.

     Section 10.2. Amendment Affecting Election of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

                                             EXHIBIT (10)(1)

                      EMPLOYMENT AGREEMENT


     AGREEMENT made as of the first day of January, 1995 (the "Effective Date"), between RECOTON CORPORATION (the "Company"), a New York corporation with offices at 2950 Lake Emma Road, Lake Mary, Florida 32746, and ROBERT L. BORCHARDT (the "Employee") of 802 Georgia Avenue, Winter Park, Florida 32789.

     WHEREAS, the Company currently employs the Employee in the capacity of President and he currently holds the positions of Co-
Chairman of the Board and Co-Chief Executive Officer of the Company; and

     WHEREAS, the Company considers it essential to the best interests of the Company and its shareholders to assure to itself the continued availability of the services of the Employee and to induce the Employee to continue to render services to the Company for the period set forth in this Agreement;

     WHEREAS, to induce the Employee to remain in the employ of the Company in his current position and, at some future date, as a consultant, the Company desires to continue to employ the Employee and the Employee desires to continue such employment on all of the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Company and the Employee hereby agree as follows:

     1. Employment. The Company hereby continues to employ the Employee, and the Employee hereby accepts continued employment with the Company, on the terms and conditions set forth in this Agreement.

     2. Term. The term of the Employee's employment hereunder shall commence as of the Effective Date and shall continue until 5 p.m. Eastern Standard Time on December 31, 2004 (the "Initial Term") unless sooner terminated pursuant to this Section or
Section 6, 7, 8(b)(iii)(B) or 9. Upon the expiration of the Employment Period (as hereinafter defined), this Agreement automatically shall be renewed for successive two-year periods (each, an "Extension") unless either party gives written notice to the other party of his or its intention not to renew this Agreement at least 180 days, but not more than 365 days, prior to the expiration of the Employment Period (such notice, a "Notice of Nonrenewal"). (The Initial Term and any and all Extensions are collectively referred to as the "Employment Period"). The Employee may, at any time, upon one-year's prior written notice to the Company, terminate his employment hereunder for any reason.

     3.  Duties.

          (a) The Employee shall serve as the Co-Chief Executive Officer of the Company so long as Herbert H. Borchardt is a Co-Chief Executive Officer, and thereafter as Chief Executive Officer, and, if elected to such position by the Board of Directors of the Company (the "Board"), as the President of the Company and as Co-Chairman of the Board so long as Herbert H. Borchardt is Co-Chairman of the Board, and thereafter as Chairman of the Board, and shall faithfully and to the best of his ability perform reasonable duties, functions and responsibilities commensurate with such positions, subject only to the direction of the Board.

          (b) The Employee shall devote his full working time, energy and skills to his employment pursuant to this Agreement and use his best efforts to promote the business and interests of the Company, and its subsidiaries. The Employee shall serve as an officer (including, but not limited to, President and Chairman or Co-Chairman of the Board) and a director of the Company and any subsidiary or affiliate thereof if so elected to such positions, although he may at any time resign from any office or directorship to which he may have been elected for any reason. The Employee shall not perform services for compensation for himself or for any entity or person other than the Company or a subsidiary or affiliate thereof during the Employment Period without the prior express written permission of the Board; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on corporate, civic, club or charitable boards, for compensation or otherwise (the Employee being allowed to retain any such compensation without set-off, adjustment or diminution of his compensation hereunder); (ii) participate in professional activities and organizations; and (iii) manage personal investments, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement.

     4.  Compensation.   For all services to be rendered to the
Company or its subsidiaries and affiliates in any capacity, including services as an employee, officer, director, member of any committee or trustee of any employee benefit plan or otherwise, so long as the Employee is employed by the Company during the term of this Agreement:

          (a) Salary. The Employee shall receive from the Company and/or its subsidiaries a salary (the "Salary") for each year of employment. The Salary shall be $850,000 for the calendar year 1995. The Salary shall be increased each year, effective as of the anniversary of the Effective Date, by the greater of (i) six percent or (ii) the rate of increase in the Consumer Price Index for All Urban Consumers, U.S. City Average (1967=100) as published by the United States Bureau of Labor Statistics (the "CPI"). The foregoing adjustment shall be made in each calendar year promptly after the CPI for the preceding year is published and shall be retroactive to the beginning of the calendar year. The Salary shall be payable in regular and equal installments, less any reasonable and customary payroll deductions, in accordance with prevailing payroll practices of the Company from time to time.

          (b) Bonus. In addition to his Salary, the Employee shall receive a cash bonus (the "Bonus") with respect to each year during the Employment Term (a "Bonus Year") (commencing with the Bonus payable in 1996 with respect to the Bonus Year 1995) equal to the sum of (i) two percent of the net income of the Company after taxes for the Bonus Year (calculated by the Company's independent certified public accountants in accordance with generally accepted accounting principles) before deducting any Bonus payment ("Net Income Before Bonus") (but in no event more than two percent of the Net Income Before Bonus for the year prior to the Bonus Year (the "Prior Year") plus (ii) five percent of the amount by which the Net Income Before Bonus of the Company for the Bonus Year exceeds the Net Income Before Bonus for the Prior Year. The Bonus with respect to each Bonus Year shall be paid to the Employee on or before the 90th day of the year following the Bonus Year (the "Payment Year").

          (c) Signing Bonus Options. As an inducement for the Employee to enter into this Agreement, the Company has, simultaneous to execution of this Agreement, by action of its Stock Option Committee (the "Option Committee"), granted to the Employee nonqualified options to purchase 100,000 shares of the Company's Common Stock, par value $.20 (the "Common Stock") pursuant to the Company Corporation 1991 Stock Option Plan or any successor plan (the "Option Plan") at the closing price for the Common Stock on the business day immediately prior to the execution of this Agreement, which option shall have a term of ten years from the grant date and shall use its best efforts to cause to be granted by the Option Committee as soon as practicably after January 1, 1996 nonqualified options to purchase 150,000 shares of Common Stock pursuant to the Option Plan at the closing price for the Common Stock on the business day immediately prior to the grant date. All options granted under this paragraph (c) and paragraph (d) below shall be issued under the form of option agreement annexed hereto as Annex A.
The Company shall maintain a current Form S-8 registration with respect to the Option Plan during the term within which any options granted to the Employee pursuant to this Agreement are exercisable.

          (d) Additional Options. The Company shall use its best efforts to cause to be granted by the Option Committee as soon as the Net Income Before Bonus is available with respect to each year during the Employment Period additional nonqualified options under the Option Plan (with an exercise price equal to the closing price of the Common Stock on the business day immediately prior to the grant date) on such number of shares of Common Stock as equals 250 shares for each $10,000 by which the Net Income Before Bonus for an Option Year exceeds the Net Income Before Bonus for the Prior Year, but in no event shall the Employee receive in any year options on more shares than he is entitled to under the Option Plan. Such options shall have a term of ten years from the grant date. The Company shall exercise its best efforts to ensure that there are at all times sufficient authorized but unissued shares available for grant under the Option Plan for the purpose of this Agreement, including diligently seeking shareholder approval for adoption of any successor Option Plan or approval for the amendment of any existing Option Plan. The number of shares for which options are to be granted pursuant to this paragraph shall be adjusted for any stock splits, stock dividends, subdivisions or combinations of shares, reclassification of shares or similar event (an "Adjustment Event") such that the Employee shall be entitled to receive instead such number of shares as he would have owned or been entitled to receive after such Adjustment Event had he exercised the option set forth herein immediately prior to the record date for the Adjustment Event.

          (e)  Board Discretion to Grant Additional Compensation.

The Board, in its sole discretion, may increase the Salary or Bonus payable to the Employee under this Agreement and may make available to the Employee other compensation and benefits in addition to those to which the Employee is entitled under this Agreement.

     5.  Fringe Benefits.

          (a) Insurance and Medical Benefits. The Company shall maintain the Employee's health, major medical and life insurance at no less than his current level, payable to the beneficiaries designated by the Employee at his sole discretion (except as otherwise limited by currently-existing agreements or as otherwise agreed by the Employee). In addition, the Company shall immediately include the Employee in any and all employee benefit group plans for which he is eligible, which presently may be in effect or hereafter may be adopted by the Company for other officers or management-level employees of the Company, including, but without limitation, disability, life insurance, pension, retirement, stock ownership, stock purchase, stock option, stock bonus and profit sharing plans; provided, however, that any such benefits that the Company presently provides or makes available to the Employee and/or his dependents, as the case may be, shall be maintained at no less than their current levels.

          (b) Vacation. The Employee shall be entitled to receive a minimum of four weeks of paid vacation during each calendar year of the Employment Period (the "Vacation"). The Employee, in his reasonable discretion, shall determine the time and intervals of his Vacation and vacation time not used in any year may be carried forward to subsequent calendar years or if not used by the termination of the Employee's employment shall be compensated (at the Employee's then-current Salary) at the time of termination of employment.

          (c) Perquisites. The Company shall provide the Employee with reasonable perquisites customary for chief executive officers of similar corporations, including, but not limited to, two luxury automobiles with the makes and models to be mutually agreed to by the Employee and the Company (the "Automobiles") every three years, and pay all related maintenance, gasoline, repairs, insurance and other costs incurred with respect to the Automobiles and the salary and benefits of one driver.

          (d) Reimbursement for Reasonable Business Expenses. The Company shall reimburse the Employee for all reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement, which the Employee reasonably determines shall further the Company's business interests, provided that such expenses are properly documented and accounted for in accordance with the then policy of the Company.

     6.  Termination of Employment by the Company for Cause.

          (a) During the Employment Period, the Company may terminate the Employee's employment only for Cause, as hereinafter defined, so determined in good faith by the Board following a hearing by the Board at which the Employee was given the opportunity to be present and heard and to be represented by legal counsel, upon not less than 30 days' prior written notice to the Employee (such notice, a "Notice of Termination"), specifying the Cause and the effective date of termination (for the purposes of this Section 6, the "Date of Termination").

          (b)  For this Agreement, "Cause," shall mean:

               (i) conviction of the Employee by a court of competent jurisdiction of a felony which is materially harmful to the reputation or business of the Company, or the entering of a plea of guilty or nolo contendere to such a felony charge;

               (ii) committing of an act of willful and material embezzlement or fraud against the Company; or

               (iii) willful and material failure of the Employee to perform substantially his material duties and obligations pursuant to this Agreement which failure has not been cured within 30 days after written notice thereof.

          (c) If the Employee's employment is terminated for Cause (a "Termination for Cause"),

               (i) the Company shall pay the Employee, in full and complete satisfaction of all of its obligations hereunder except as otherwise set forth in this paragraph
     (c), his unpaid Salary, the value of his unused Vacation and any Bonus (prorated for the then-current year) to the extent earned and accrued as of the Date of Termination, if any, such payments to be made within ten days of the Date of Termination to the extent then ascertainable or, in the case of the Bonus, within ten days after such amount shall have been ascertained;

              (ii) The Employee shall cease to be covered by any employee benefit group plans as of the last day of the month in which the Date of Termination occurs, other than medical benefits that the Employee and/or his dependents may continue at their expense as provided by applicable law; and

             (iii) The Employee shall return the Automobiles to the Company or its designee within 30 days of the Date of Termination.

Anything herein to the contrary notwithstanding, a Termination for Cause shall not affect the Employee's right to receive vested fringe benefits.

     7.   Consultancy.

          (a) If, pursuant to Section 2, the Company or the Employee elects to not renew the Employee's employment at the end of the Employment Period on terms at least as favorable to the Employee as those herein, or the Employee terminates his employment pursuant to Section 2 after reaching age 65, Section 8(b)(iii)(B) or Section 9, the Employee, unless he elects otherwise or except to the extent that he is employed elsewhere on a full-time basis (but only so long as he is so otherwise employed), shall become a consultant to the Company. The term of the Employee's retainer as a consultant hereunder shall be until the death of the Employee (the "Consulting Period").

          (b) During the Consulting Period, the Employee shall provide the Company and each of its subsidiaries and affiliates with such consulting services with respect to the business of the Company and each of its subsidiaries and affiliates as the Company may from time to time reasonably request. Without limiting the foregoing, the Employee shall not be requested to undertake any assignment inconsistent with the dignity, importance and scope of his prior position as President, Co-Chief Executive Officer or Co-Chairman of the Board of the Company or with his physical or mental health at the time, and he may refuse to travel outside the city of his residence. As a consultant, the Employee shall not be required to devote more than five working days in any calendar month nor more than 60 working days in any calendar year to the performance of such services. It is understood that the Employee shall be an independent contractor during such period and may engage in other activities or employment during such period consistent with Section 13.

          (c) As a consultant, the Employee shall receive the following payments if a consultant during the periods noted (the
"Consulting Fee"):

               (i) An amount equal to the Salary as in effect at the date of termination of employment (the "Final Salary") for a period of two years commencing as of the date the consultancy hereunder commenced (the "Consultancy
     Commencement Date");

              (ii) An amount equal to 75% of the Final Salary for a period of two years commencing as of the second anniversary of the Consultancy Commencement Date; and

             (iii) An amount equal to 50% of the Final Salary commencing as of the fourth anniversary of the Consulting
     Commencement Date until his death.

The Consulting Fee shall be subject to a cost of living adjustment as set forth in Section 4(a). The Consulting Fee shall be paid in equal installments no less frequently than monthly.

          (d) Notwithstanding any other provisions of this Agreement, the Company shall pay the Employee the Consulting Fee provided for in this Section 7 for all or any portion of the Consulting Period during which he shall fail or be unable to perform the services required pursuant to this Section 7 due to physical or mental disability and the Consulting Fee shall be reduced dollar for dollar for any income earned by the Employee from any employment or retainer by any other person, except for any compensation earned as authorized by Section 3(b).

          (e) During the Consulting Period, the Company shall provide the Employee with an appropriate office located in the Company's executive headquarters (or in such other location as the Employee may choose in the area where the Employee resides at the Consultancy Commencement Date), telephone and secretarial and other administrative services.

          (f) During the Consulting Period, the Company shall provide, at the Company's expense, for the continuation of coverage and benefits equivalent to the medical benefits and life insurance benefits received by the Employee immediately prior to the date of the Notice of Nonrenewal. The Company shall provide such medical benefits by continuing the Employee's participation in existing employee benefit plans, by arranging for and paying for coverage in equivalent benefit plans or policies, or by paying directly any expenses which would have been covered by the plans in effect as of the commencement of the Consulting Period (other than medical expenses which are covered by Medicare). Benefits otherwise receivable by the Employee pursuant to this paragraph (f) shall be reduced to the extent comparable benefits are actually received by the Employee from other employers following the Employee's termination of employment, and any such benefits actually received by the Employee shall be reported to the Company.

          (g) Until the earlier of one year from the Consultancy Commencement Date or the date the Employee obtains other full-time employment, the Company shall provide the Employee with out-placement services that Employee selects but at Company's expense, which shall include such office space and support staff as the Employee reasonably finds necessary to pursue other employment. Such space and services shall be substantially similar to the space and services that Employee received before the Date of Termination.

          (h) The Employee may retain the use of the Automobiles during the Consulting Period with all related maintenance, gasoline, repairs, insurance and other costs incurred with respect to the Automobiles (but not the costs of a driver) being borne by the Company and shall return the Automobiles to the Company or its designee within 90 days after the end of the Consulting Period.

          (i) Anything herein to the contrary notwithstanding, non-renewal by the Company shall not effect Employee's right to receive vested fringe benefits.

     8.   Change in Control of the Company.

          (a) Definitions. For purposes of this Section 8, the following terms shall have the following meanings:

               (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange
     Act of 1934, as amended (the "Act").

               (ii)  a Person shall be deemed to be the
     "Beneficial Owner" of any securities:

                    (A) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase;

                    (B) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph
          (ii) as a result of an agreement, arrangement or understanding to vote such security (I) if the agreement, arrangement or understanding arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report) or (II) if such Person is obligated to exercise any proxy giving such Person the right to vote such security pursuant to the Direction of the Board of directors of the Company; or

                    (C)  which are beneficially owned, directly
          or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except as noted in the proviso of Subsection 8(a)(ii)(B) above) or disposing of any voting securities of the Company.

     Notwithstanding the foregoing, a Person shall not be deemed the beneficial owner of any securities which are registered in such Person's name if such securities are required by a written agreement to be voted in accordance with the instruction of the Board of Directors of the Company so long as the voting rights are so restricted and the holder thereof votes such shares in accordance with such agreement.

               (iii) "Change in Control of the Company" or "Change of Control" shall mean a change in control of a nature that would be required to be reported if the Company were a reporting company under the Act or similar statutes hereafter enacted in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act or any similar provision hereinafter in effect and, in addition, without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred if:

                    (A)  any Person (other than any employee
          benefit plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan) is or becomes the Beneficial Owner of securities of the Company representing at least 20% of the combined voting power of the Company's then outstanding securities; provided, however, that this clause (i) shall not be applicable to the Employee's beneficial ownership of the outstanding voting securities of the Company and provided, further, that if the Board adopts a resolution within thirty days after the Company becomes aware of such acquisition that is approved by a majority of the Continuing Directors providing that such acquisition shall not constitute a Change of Control of the Company for purposes of this Agreement, then such acquisition shall not constitute a change of Control of the Company;

                    (B) The Employee ceases personally to be the Beneficial Owner of at least 10% of the outstanding voting securities of the Company other than by virtue of sales or gifts of stock by the Employee or Persons under his control or whose stock ownership is beneficially attributed to him;

                    (C)  one-third or more of the members of the
          Board are not Continuing Directors;

                    (D)  there shall be consummated (i) any
          consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (provided, however, that if prior to the merger, consolidation or sale the Board adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger, consolidation or sale shall not constitute a Change of Control of the Company for purposes of this Agreement, then such merger, consolidation or sale shall not constitute a Change of Control of the Company); or

                    (E)  the shareholders of the Company approve
          any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, to the extent that the Employee approves (whether in writing or by voting as a director or shareholder to approve such issuance or any plan pursuant to which such shares are issued) the acquisition of shares by one or more Persons by way of issuance of additional shares by the Company, by purchase of previously outstanding shares or otherwise, such shares shall not be counted for determining if the 20% test set forth in Clause
     (A) has been satisfied and the 10% test set forth in Clause
     (B) shall be proportionately adjusted (e.g., if the Company were to issue new shares in an amount such that the number of outstanding shares on a fully diluted basis were doubled, the 10% number would become 5%).

               (iv) "Continuing Director" means any member of the Board of the Company who was a member of such Board on July 1, 1995, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

               (v)  "Code" means the Internal Revenue Code of
     1986, including any amendments thereto or successor tax codes thereof.

               (vi) "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

          (b) Consequence of a Change in Control. In the event of a Change in Control of the Company while the Employee is employed by or a consultant to the Company,

               (i) the Company shall, within 90 days after such Change of Control, pay the Employee $2,000,000 (in 1995 dollars, such amount to be increased pursuant to the cost of living formula set forth in Section 4(a) for each year subsequent to 1995), irrespective of whether the Employee remains in the employ of the Company;

               (ii)  the Employee shall have the right,
     exercisable within 120 days after change of control, to cause the Company to purchase all of his shares of Company stock, including shares acquired upon exercise of options previously or thereupon exercisable, at the Market Price, as defined in Section 12(c) (with the words "date of the Change of Control" to replace the words "date of a Sale Request"); and

               (iii) if an employee of the Company, the Employee may, at his election, either (A) continue in the employ of the Company pursuant to this Agreement, (B) elect to thereupon terminate his employment hereunder and, if he so elects, become a consultant to the Company pursuant to
     Section 7 or (C) to the extent the conditions set forth in
     Section 9 are applicable, exercise his rights under such
     Section 9.

     9.   Termination by Employee for Good Reason.

          (a) If the Employee has Good Reason (as hereinafter defined), the Employee shall have the right, exercisable in his sole discretion, to terminate his employment or consultancy hereunder. Such election shall be made by the Employee by notice in writing to the Company given not less than 60 days in advance of the date his employment or consultancy is to be terminated pursuant to this Section 9.

          (b) For purposes of this Section 9, "Good Reason" shall exist upon the occurrence of any of the following:

               (i) a material breach of this Agreement by the Company which is not cured within 30 days after receipt of written notice thereof; or

               (ii) at any time following the occurrence of a Change of Control, the occurrence of any of the following circumstances unless, in the case of paragraphs (A), (C),
     (D), (E) or (F), such circumstances are fully corrected prior to the date of termination specified in the notice of termination delivered by the Employee as aforesaid (for purposes of this Section 9, the "Date of Termination"):

                    (A)  the assignment to the Employee of any
          duties inconsistent with the position in the Company that the Employee held immediately prior to the Change of Control, or a significant adverse alteration in the status or conditions of the Employee's powers, functions, duties or responsibilities or other nature of the Employee's responsibilities from those in effect immediately prior to such Change of Control, including any significant alteration in the Employee's reporting responsibilities, titles or offices in effect immediately prior to such Change of Control or the removal of the Employee from, or any failure to reelect the Employee to, any of the position he held with the Company or its Affiliates on the date of the Change in Control of the Company or any other positions with the Company or its Affiliates to which the Employee shall thereafter be elected or assigned, except in the event that such removal or failure to reelect relates to the termination by the Company of the Employee's employment for Cause or by reason of the death or disability of the Employee as provided in Section 11;

                    (B)  the relocation of the Employee's office
          to a location outside the metropolitan area in which the Employee's present office is located (or, if different, the metropolitan area in which such offices are located immediately prior to the Change of Control) or the Company's requiring the Employee to be based anywhere other than the metropolitan area in which the Employee's office is located prior to the Change of Control except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

                    (C) a material reduction in the level of support service, staff, secretarial and other assistance, office space and accoutrements;

                    (D)  the failure by the Company or any
          subsidiary or affiliate to continue in effect any benefit or compensation plan in which the Employee participates immediately prior to the Change of Control which is material to the Employee's total compensation, including but not limited to stock option, stock purchase and bonus plans which the Company or its subsidiaries or affiliates may currently have or any substitute or additional plans adopted prior to the Change of Control;

                    (E)  the failure by the Company or any
          subsidiary or affiliate to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of Change of Control or the taking of any action by the Company or any subsidiary or affiliate which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change of Control;

                    (F)  the failure of the company to obtain a
          satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
          Section 14(c); or

                    (G)  any purported termination of the
          Employee's employment which is not effected pursuant to
          Section 2, 6 or 9.

The Employee's right to terminate his employment or consulting pursuant to this Section 9 shall not be affected by his physical or mental disability or incapacity. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (c) If the Employee chooses to terminate his employment or consultancy for Good Reason, then the Employee shall be entitled to the benefits provided below:

               (i) the Company shall pay to the Employee the Employee's unpaid Salary through the Date of Termination at the rate then in effect plus the Adjusted Bonus (as defined below) and the cash equivalent (calculated from the Salary then in effect) of any accrued but unused Vacation no later than the fifth day following the Date of Termination, plus all other amounts to which the Employee is entitled under any compensation plan of the Company at the time such payments are due;

              (ii) the Company shall, at the Employee's written election, given at any time (which election may subsequently change from alternative (A) to alternative (B) (the date on which such notice is given is referred to herein as the "Date of Election"), either (A) continue to pay the Salary and Bonus and the Consulting Fee and provide the other benefits (or, if not able to be provided, the cash value thereof) set forth in this Agreement on a periodic basis as if the Employee were still employed or retained by the Company or, (ii) in lieu of any further Salary, Bonus or Consulting Fee payments to the Employee for periods subsequent to the Date of Election, the Company shall pay as severance pay to the Employee, no later than the fifth day following the Date of Election, a lump-sum severance payment (the "Severance Payment") equal to the then present value of the Salary, Bonus and Consulting Fee for the remaining term of the Employment Period and the Consulting Period, less any payments made under clause (ii)(A) calculated at a discount rate equal to the Federal Discount Rate in effect at the applicable Date of Election assuming a six percent per year increase in the Salary, that the term of employment would end at the first opportunity that the Company could elect to terminate and that Net Income Before Bonus for each remaining year increases at a rate equal to the average increase in the Net Income Before Bonus for the three years prior to the Date of Election (but in no event less than zero in any such year);

             (iii) if the Employee so elects in writing within 30 days after the Employee elects to terminate for Good Reason, in lieu of shares of the Company's or any of its subsidiaries' or affiliates' stock (the "Shares") issuable upon exercise of outstanding options, whether or not presently vested or exercisable (hereinafter, "Options"), if any, granted to the Employee under any stock option plan of the Company or of such subsidiary or affiliate pursuant to this Agreement or otherwise (which Options shall be canceled upon the making of the payment referred to below), the Employee shall receive an amount in cash equal to the product of (x) the excess of the higher of (i) the closing price of the Shares as reported on the national securities exchange on which the Shares are then listed on or nearest the date of termination (or, if not listed on an exchange, on a quotation system on which the trading volume in Shares is highest) or (ii) the highest per share price for Shares actually paid in connection with any Change of Control, over the per share exercise price of each Option held by the Employee (whether or not then fully vested or exercisable), and (y) the number of Shares covered by each such Option, such amount to be paid not later than the fifth business day following receipt of the Employee's election to receive such payment;

              (iv) the Company also shall pay to the Employee within five business days after submission of any statements thereof to the Company all legal fees and expenses incurred by the Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision to any payment or benefit provided hereunder);

               (v) until the death of the Employee, the Company shall provide the benefits set forth in Section 7(f); and

               (vi) until the earlier of one year from the Date of Termination or the date Employee obtains other full-time employment, the Company shall provide Employee with out-placement services that Employee selects but at Company's reasonable expense, which shall include such office space and support staff as Employee reasonably finds necessary to pursue other employment. Such space and services shall be substantially similar to the space and services that Employee received before the Date of Termination.

          (d) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 9 be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

          (e) The "Adjusted Bonus" for purposes of Section 9(c)(iii) shall be the greater of (i) the amount of the Bonus paid or payable with respect to the most recently completed fiscal year of the Company; and (ii) the amount of the Bonus which would otherwise be payable with respect to the fiscal year in which the Employee's employment was terminated, in either case determined by calculating on an annualized basis the Company's Net Income Before Bonus for the portion of such year through the last day of the month preceding the month in which the Date of Termination occurs.

          (f)  If amounts are payable pursuant to Sections
9(c)(i) or 9(c)(ii) with respect to the Consulting Period hereof, the references therein to Base Salary and Adjusted Bonus shall be deemed to refer to the Consulting Fee.

     10.  Gross Up Payment.

          (a) If the Employee becomes entitled to any of the payments provided for in Sections 7, 8 or 9 (collectively "Termination Payment"), if any portion of the Termination Payment or any other payment or benefit under this Agreement, or under any other agreement or plan of the Company, regardless of whether such payment or benefit was paid or provided prior to a termination by Company without Cause, whether before or after a Change in Control of the Company, or termination by Employee for Good Reason (the Termination Payment and such other payments and benefits are hereinafter in the aggregate referred to as the "Total Payments"), has been or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee after deduction of any Excise Tax (but not any federal, state or local income tax), including any Excise Tax previously paid by the Employee, on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this
Section 9, shall be equal to the Total Payments.

          (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) any other payments or benefits received or to be received by the Employee in connection with a Change in Control of the Company or the Employee's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or with any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Employee in his sole discretion (which opinion shall be dated as of the Termination Date and addressed to the Company and the Employee), all of whose fees and expenses shall be borne by the Company, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4) of the Code, and (B) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(G)(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Employee.

          (c) For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Employee's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          (d) If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

          (e) If the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall at the time the amount of such excess is finally determined make an additional Gross-Up Payment relating to such excess (which payment shall include interest on the amount of such excess at the rate provided in Section 1274(b)(2)(B) of the Code and any penalties attributable to such underpayment of Excise Tax), which additional Gross-Up Payment shall be tax-effected as provided above.

     11.  Disability and Death.

          (a) If the Employee becomes disabled during the Employment Period, the Employee shall continue to receive his full Salary, Vacation, Bonus and all other benefits of employment; provided, however, that if the Employee becomes physically or mentally disabled so that he is unable to perform his normal duties hereunder for 180 consecutive days, then the Company may upon 30 day's written notice to the Employee (but before the Employee has recovered from such disability) terminate the Employee's employment. Evidence of disability shall be certified in writing by a physician who is acceptable to both Company and the Employee. For purposes of this Section 11, the expiration of such 30 day period shall be the "Date of Termination."

          (b) In the event of the Employee's death during the Employment Period, the Employee's employment shall immediately terminate. For purposes of this Section 11, the Employee's date of death shall be the "Date of Termination."

          (c) If the Employee's employment is terminated pursuant to Section 11(a), then the Company shall pay or provide to the Employee in full and complete satisfaction of all of its obligations hereunder the following amounts or other benefits:

               (i) the Employee's unpaid Salary, Vacation and Bonus earned and accrued as of the Date of Termination and in accordance with the terms of the applicable written agreements or plans, such payments to be made within 30 days of the Date of Termination;

               (ii) the Employee's Salary and Bonus as in effect at the Date of Termination on a periodic basis for a period of one year after the Date of Termination, subject, however, to adjustment pursuant to the formula set forth in Section 4(a);

               (iii) the Employee's Salary as in effect at the Date of Termination for a period commencing one year after the Date of Termination until his death, subject, however, to adjustment pursuant to the formula set forth in Section 4(a);

               (iv) the benefits set forth in Section 7(f) until the death of the Employee; and

               (v) use of the Automobiles (but no driver) until 90 days after the death of the Employee.

          (d) If the Employee's employment is terminated pursuant to Section 11(b), then the Company shall pay or provide to the Employee's estate in satisfaction of all of its obligations hereunder the following amounts or other benefits:

               (i) the Employee's unpaid Salary, Vacation and Bonus earned and accrued as of the Date of Termination and in accordance with the terms of the applicable written agreements or plans, such payments to be made within 30 days of the Date of Termination;

               (ii) the Employee's Salary and Bonus as in effect at the Date of Termination on a periodic basis for a period of one year after the Date of Termination, subject, however, to adjustment pursuant to the formula set forth in Section 4(a); and

               (iii) the Employee's Salary as in effect at the Date of Termination on a periodic basis for a period of one year commencing one year after the Date of Termination, subject, however, to adjustment pursuant to the formula set forth in Section 4(a).

          (e) In no event shall the Company be obligated to issue stock options pursuant to Section 4(d) if the Employee is not an employee of the Company on the date when such options would otherwise be granted. Nothing herein to the contrary notwithstanding, termination because of the Employee's death or disability shall not affect his right and/or either his beneficiaries' or guardians' rights to receive vested fringe benefits.

     12.  Registration Rights

          (a) Demand Registration. Subject to the conditions contained herein, at any time on or after the first to occur of the fifth anniversary of this Agreement (on condition that the Employee's employment was not terminated pursuant to Section 6), the date of any Change of Control of the Company or the Date of Termination pursuant to Section 11 and before the third anniversary of the Employee's death, and on a maximum of three occasions only except as otherwise noted in paragraph (b) the Employee or his designated beneficiary, guardian, executor or personal representative may deliver to the Company a written request (a "Sale Request") that the Company file a registration statement under the Securities Act (the "Registration Statement") which Registration Statement shall cover (i) any shares of the Company Common Stock owned by the Employee or his spouse, beneficiaries or estate (the "Issued Recoton Stock"), (ii) any shares of the Company Common Stock owned by the Employee or his spouse, beneficiaries or estate (for purposes of this Section 12, "Employee" shall include such spouse, beneficiaries or estate, as applicable) acquired or acquirable pursuant to any option from the Company ("Option Stock") and (iii) any securities issued as a dividend on the Issued Recoton Stock or Option Stock, or in exchange therefore (collectively, the "Eligible Shares") as to which registration shall have been requested in accordance with this Section 12 (the "Registration Shares"). The Company shall use its reasonable efforts in good faith to cause such Registration Statement to become effective and to keep such Registration Statement continuously effective for a period of 90 days after the initial declaration of effectiveness. The minimum amount of Eligible Shares with respect to which registration pursuant to this Section 12 may be requested shall be such number of Registration Shares as shall have a Market Price (as defined in paragraph (c) below) of at least $1,000,000 in the aggregate. The timing of the filing and processing of the Registration Statement shall be determined by the Company in its sole discretion; provided, however, that if the Company fails to file a Registration Statement for more than 90 days beyond the date of receipt of a Sale Request, or if it does so and if such Registration Statement is not declared effective by the six-month anniversary of the Sale Request or, if declared effective, the effectiveness is later suspended and such suspension is not terminated within 30 days thereafter, the Company shall then purchase the Registration Shares at the Market Price. The Company shall advise the Employee's from time to time as to the actions that it determines to take with respect to any Sale Request. With respect to each Registration Statement that the Company files hereunder, the Company shall have the right (subject to the Employee's prior approval, which shall not be unreasonably withheld or delayed) to select the managing underwriters (provided that the fees charged to the Employee are customary) and the Employee shall have the right (subject to the Company's prior approval which shall not be unreasonably withheld or delayed), to determine the timing and the method of sale of such shares. For the purposes of this Agreement, the term "customary" shall mean the lesser of: (a) the fees charged to the Company for comparable public offerings of its common stock during the past five years or (b) the fees customarily charged within the underwriting industry in New York City for offerings of the type requested by the Employee. If there are any disputes between the Employee and the Company concerning the computation of customary fees, the same shall be determined by a nationally known underwriter not affiliated or having a business relationship with either the Employee or the Company, which shall be selected by them, or if they shall fail to select such an underwriter which is willing to act in such capacity, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association then obtaining.

          (b) "Piggy-Back" Rights. If at any time before the third anniversary of the Employee's death, the Company shall propose to file a Registration Statement under the Securities Act on a form suitable for a secondary offering (other than on a Form S-4 or S-8 under the Securities Act or related to a "rights" offering to stockholders or in connection with a call of outstanding debentures) or the Company receives a written request for a registration of its common stock from a holder of such stock entitled thereto (other than the Employee), then the Company shall in each case deliver written notice thereof (the "Company Notice") to the Employee or his designated beneficiary, guardian, executor or personal representative so that it is received at least 20 days before the anticipated filing date. Such notice shall offer to the Employee the option to include in such Registration Statement, subject to the conditions set forth in this Agreement, up to all of the Eligible Shares held by the Employee. Notwithstanding the foregoing, the Company shall not be obligated to register the Eligible Shares unless there shall have been received by the Company, within 10 calendar days of receipt of a Company Notice by the Employee, written notice (a "Piggyback Notice") from the Employee, which notice shall set forth the number of Eligible Shares to be so included (the "Piggyback Shares"). Neither the giving of notice by the Company nor any request by the Employee to register Piggyback Shares pursuant to this Paragraph (b) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration relates and/or withdraw the Registration Statement, without liability of the Company to the Employee. If the shares covered by such Registration Statement (other than those held by the Employee) are to be sold by underwriters in an underwritten public offering, the Company shall use its best efforts to cause the managing underwriters, if any, of a proposed offering to grant any request by the Employee that his Piggyback Shares be included in the proposed offering on terms and conditions which are customary under industry practice for such underwriter given the existing circumstances; provided, however, that any of the Piggyback Shares to be sold by the Employee shall be sold or distributed in a manner identical to the manner in which the other securities which are the subject of such Registration Statement are sold or distributed. Notwithstanding the foregoing, if such managing underwriters shall advise the Company in writing that, in good faith and in its reasonable opinion, the distribution of the Piggyback Shares concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by such underwriter, the Company shall give notice of such determination to the Employee and either, at the managing underwriters' option,
(i) the number of shares of proposed to be offered by the Employee and any other persons (other than the Company) shall be reduced pro rata (as specified by the Company in such notice) to aggregate a quantity of shares of common stock which said managing underwriters shall not consider excessive or (ii) the Employee shall delay his offering and sale for such period, not to exceed 90 calendar days, as such underwriters shall request. In the event of the delay described in clause (ii) in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary to permit the Employee to make his proposed offering and sale for a period of 90 calendar days immediately following the end of such period of delay. If any Piggyback Shares are so excluded, the Employee shall be entitled to a maximum of one additional registration pursuant to Paragraph (a) (i.e. for a total of four registrations thereunder) if the conditions set forth therein are satisfied. Should the Employee, upon receiving notice pursuant to this Paragraph (b), not include in such Registration Statement all his Eligible Shares, he may not demand registration pursuant to Paragraph (a) until 90 days following the effective date of such Registration Statement.

          (c) "Market Price" Definition. "Market Price" shall mean the average closing price of the Company Stock as reported on the national securities exchange on which the Company Stock is then listed (or, if not listed on an exchange, on a quotation system on which the trading volume in Company Stock is highest) during the 30 trading days ending two days immediately prior to the date of a Sale Request, or Piggy-Back Notice, as applicable, excluding from the determination of such average the five highest and five lowest closing prices.

          (d) Obligations of the Parties in Connection with a Registration Statement.

               (i) If and when the Company shall be required by this Agreement to register any Eligible Shares under the Securities Act, the Company will, subject to the provisions of Section 12(d)(ii):

                    (A)  prepare and file a Registration
          Statement under the Securities Act on such form as the Company may deem appropriate (including Form S-3 or any successor form if available at the time) with respect to the Registration Shares, and use reasonable efforts in good faith to cause such Registration Statement to become effective;

                   (B)  within five days before filing a
          Registration Statement or prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein), furnish to the Employee and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable the Employee and the underwriters, if any, to review such documents prior to the filing thereof, and make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by the Employee and the managing underwriter or underwriters, if any;

                    (C)  prepare and file such amendments and
          supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Exchange Act, with respect to the offering of the Registration Shares during the period required for distribution of such stock; provided, however, that, except as otherwise set forth in this Agreement, the Company shall not be required to amend or supplement such Registration Statement or prospectus after the expiration of 90 days from the effective date of the Registration Statement;

                    (D)  notify the Employee and the managing
          underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (L) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registration Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and
          (6) of the happening of any event which makes any statement made in the Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                    (E)  make every reasonable effort to obtain
          the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                    (F) furnish to the Employee, promptly at the time of the filing thereof, a copy of the Registration Statement as filed and any amendment to said Registration Statement and all exhibits thereto and consents of experts filed or to be filed therewith;

                    (G)  furnish to the Employee such number of
          copies of such Registration Statement and all amendments thereto and of such prospectuses (including each preliminary or supplemented prospectus) as the Employee may reasonably request in order to facilitate the sale or transfer of the Registration Shares covered thereby;

                   (H)  make available to the Employee not more
          than 16 months after the first day of the month following the effective date of the Registration
          Statement, an earning statement covering a period of at least twelve months, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                   (I)  use its best efforts to cause all
          Registration Shares covered by the Registration
          Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Employee or the managing underwriters, if any;

                    (J)  use reasonable efforts in good faith to
          register or qualify such Eligible Shares under the securities or Blue Sky laws in such jurisdictions within the United States as the applicable managing underwriters or if none, as the Employee may reasonably request; provided, however, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction;

                    (K)  agree in writing to, and failing such
          written agreement does hereby, indemnify and hold harmless the Employee, each underwriter involved in the offering of the Registration Shares pursuant to a demand made hereunder and each person who "controls" the Employee and any underwriter within the meaning of
          Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each of the Employee and each such underwriter and each such controlling person being referred to herein as an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the related prospectus (preliminary or final) or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein;

                   (L) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registration Shares and in such connection, (1) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the prospectus with the Securities Act; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by the Employee and the underwriters, if any and (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings;

                    (M)  cooperate with the Employee and the
          managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registration Shares to be sold and not bearing any restrictive legends; and enable such Registration Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registration Shares to the underwriters;

                    (N)  use its best efforts to cause the
          Registration Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registration Shares;

                    (O)  upon the occurrence of any event
          contemplated by Clause (6) of Section 12(d)(i)(D), prepare a supplement or post-effective amendment to the Registration Statement or the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registration Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and

                    (P)  make available for inspection during
          normal business hours by the Employee, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons.

     Upon receipt of any notice from the Company of the happening of any event of the kind described in Clause (6) of Section 12(d)(i)(D), the Employee will forthwith discontinue disposition of Registration Shares until the Employee's receipt of the copies of the supplemented or amended prospectus contemplated by Section 12(d)(i)(O), or until he is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, the Employee will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Employee's possession, of the prospectus covering such Registration Shares current at the time of receipt of such notice. If the Company shall give such notice, the 90-day time period mentioned in Section 12(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Employee shall have received the copies of the supplemented or amended prospectus contemplated by Section 12(d)(i)(O) or the Advice.

               (ii)  the Company's obligations to file a
     Registration Statement and the rights of the Employee to have the Company Stock held by him included in any Registration Statement pursuant to the provisions this Agreement, shall be subject to the following conditions:

                    (A)  the Employee shall furnish to the
          Company upon request in writing such information and documents as, in the opinion of counsel to the Company, may be reasonably required to prepare properly and file such Registration Statement in accordance with applicable provisions of the Act; and

                    (B)  the Employee shall agree to indemnify
          and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to each Indemnified Person set forth in clause (xi) of subsection (a) of this Section 3, but only with respect to information furnished in writing by the Employee to the Company expressly for use in the Registration Statement or related Prospectus (preliminary or final), or any amendment or supplement thereto.

          (e) Expenses of Registration. In connection with any Registration Statement filed pursuant to this Agreement, all expenses of such registration shall be borne by the Company, including without limitation, all Commission filing fees, National Association of Securities Dealers, Inc. fees, Blue Sky filing and registration fees and expenses with respect to such jurisdictions as the underwriters may reasonably deem necessary, the cost of all printed material used by or on behalf of the Company or the Employee, and the legal and accounting fees and expenses incurred by the Company in connection with the Registration Statement; provided, however, that the Employee shall pay all underwriters' commissions and discounts attributable to the Eligible Shares to be sold by the Employee and the fees and expenses of the Employee's counsel.

     13. Protection of Confidential Information, Non-Competition and Non-Solicitation.

          (a) In the course of his employment by the Company, the Employee has had and shall have access to, and has and shall assist in the development of, confidential and proprietary information and trade secrets, including information about and other information not readily available to the public (collectively "Confidential Information"). Given the foregoing, the Employee shall:

               (i) Keep secret all Confidential Information, and not disclose the same to anyone outside of the Company, either during the Employment Period or thereafter, except with the prior written consent of the Company; and

              (ii) Deliver promptly to the Company, at the termination of his employment (or, if thereafter a consultant, his consultancy) hereunder, or at any time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he may then possess or have under his control.

          (b) During the Employment Period and the Consultancy Period and for a period of two years thereafter, the Employee shall not, without the prior written consent of the Company, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity for any person, firm, partnership or corporation,

               (i) engage in any business in which the Company or any of its subsidiaries are engaged in or which is in development during the term of the Employee's employment by the Company (the "Business") other than for the benefit of the Company in any of the following: (A) New York; or (B) Florida; or (C) any state in which Recoton or its subsidiaries at any time during the term of the Employee's employment has facilities, distributors or customers; or
     (D) any geographic area within 100 miles of any state mentioned in clause (A), (B) or (C) above; or (E) the United States; or (F) Canada; or (G) Mexico; or (H) Hong Kong; or
     (I) any country in which Recoton or its subsidiaries has facilities or conducts its business at any time during the term of the Employee's employment; or

               (ii) solicit, canvass, represent, induce, or attempt to induce, directly or indirectly, (A) any then client of the Company or any subsidiary to cease doing business with the Company or any subsidiary or (B) any employee of the Company or any subsidiary to leave his employment or breach his employment agreement with the Company or its subsidiaries.

Notwithstanding the foregoing, the restrictions set forth in this
Section 13(b) shall cease at such time as the Employee terminates his employment pursuant to Section 8(b)(iii)(B) or Section 9.
For purposes of this Section 13, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business.

          (c) The Employee hereby acknowledges that the activities in which he may not engage during the Employment Period and the Consultancy Period and for two years thereafter as provided in this Section 13 shall not unreasonably restrict his ability to earn a livelihood or impose any hardship. Further, the Employee acknowledges that such restrictions are reasonable and necessary to protect the Confidential Information and the goodwill of the Company, that he is experienced and sophisticated with respect to employment relations, and that he fully understands all of the provisions of this Employment Agreement, including without limitation, this Section 13. It is understood that the Employee is agreeing to the terms of this Section 13 in order to induce the Company to enter into this Agreement. The parties acknowledge that the business which the Company plans to conduct will be conducted throughout the United States and the world and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Company protection to which it is entitled in this Agreement.

          (d) If the Employee commits a breach of any of the provisions of this Section 13, the Company shall suffer an irreparable injury for which the Company shall have no adequate remedy at law and shall incur damages not readily ascertainable in monetary terms. Therefore, if the Employee commits a breach of any of the provisions of this Section 13, then the Company shall be entitled to injunctive or other equitable relief, including specific performance, from any court of competent jurisdiction in addition to monetary damages that the Company may be entitled to recover.

          (e) If any of the covenants contained in this Section 13, or any part thereof, is hereafter construed to be invalid or unenforceable by a court of competent jurisdiction the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (f)  If any of the covenants contained in this
Section 13 or any part thereof, is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

     14.  Miscellaneous.

          (a) Survival and No Mitigation. The Employee and Company's obligations under this Agreement shall survive the expiration or termination of the Employment Period and the termination of the Employee's employment. The Employee shall not be required to mitigate any of the payments made hereunder by seeking other employment or otherwise, nor shall the payments be reduced by any compensation earned by the Employee as a result of employment by another employer, by retirement benefits or by any amount claimed to be owed by the Employee to the Company, or otherwise, except where expressly provided herein.

          (b) Specific Performance. In the event of any breach of any provision of this Agreement, the non-breaching party shall be entitled to seek a decree of specific performance against the breaching party. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

          (c) Sale, Consolidation or Merger. In the event of a Change in Control of the Company, a sale of the stock of the Company, or consolidation or merger of the Company with or into another corporation or entity, or the sale of substantially all of the assets of the Company to another corporation, entity or individual, the successor-in-interest shall assume in writing all liabilities of the Company under this Agreement.

          (d) Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement, shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

          (e) Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

          (a)  To the Employee:

               Robert L. Borchardt
               802 Georgia Avenue
               Winter Park, Florida 32789
               Telecopier No.: 407-644-5523

         - copy to (which shall not constitute notice) -

               Steven M. Nachman, Esq.
               630 Third Avenue
               New York, New York 10017
               Telecopier No.: 212-661-9491

          (b)  To the Company:

               2950 Lake Emma Road
               Lake Mary, Florida 32746
               Attn: Secretary
               Telecopier No.: (407) 333-8903

         - copy to (which shall not constitute notice) -

               Stroock & Stroock & Lavan
               7 Hanover Square
               New York, New York  10004
               Attn:  Theodore S. Lynn, Esq.
               Telecopier No.:  212-806-6006

Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

          (f) Severability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

          (g) Entire Agreement; Amendment. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto; provided, however, that nothing herein is intended to modify the existing Deferred Compensation Agreement between the Company and the Employee dated July 1, 1982, as amended, and the various Split-Dollar Life Insurance Agreements between the Company and the Employee.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York without reference to choice-of-law rules.

          (i) Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns, and the Employee, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of the Employee may not be delegated or assigned except as specifically set forth in this Agreement.

          (j) Attorneys' Fees. The Company shall pay or reimburse the Employee for all Expenses (as hereinafter defined) incurred by the Employee in connection with any claim for payment of any amount payable, or alleged to be payable, under this Agreement. "Expenses" shall mean all reasonable costs, expenses and obligations including, without limitation, attorneys' fees paid or incurred in connection with investigating, prosecuting or settling (including on appeal), or preparing to prosecute any action, suit, arbitration or proceeding relating to a claim for payment of any amount payable, or alleged to be payable, under this Agreement.

          (k) Headings; Cross References; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, the word "or" is used in the inclusive and "includes" or "including" shall mean "includes without limitation" or "including without limitation." Unless otherwise specifically provided, references in this Agreement to Articles, Sections, Exhibits and Schedules are to Articles and Sections of this Agreement and to Exhibits and Schedules attached to this Agreement. Where the context so requires, the use in this Agreement of any gender shall be deemed to refer also to any other gender.

          (l) Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

          (m) Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.

          (n) Interest. Any payments required to be made under this Agreement which are not made when due shall bear interest at the higher of 1-1/2% per month or the prime rate of the Company's primary lender or financial institution.

          (o) Board Approval. Recoton's Board of Directors has approved this Agreement and has delivered to the Employee a certified copy of the Board's resolution.

     IN WITNESS WHEREOF, the parties have executed or caused this
Agreement to be executed effective as of the Effective Date but
executed on the  25th    day of October, 1995.

                              RECOTON CORPORATION


                              By:  /s/ Stuart Mont
                              Name:  Stuart Mont
                              Title: Executive Vice President -
                                        Operations and Chief
                                        Operating Officer



                               /s/ Robert L. Borchardt
                              Robert L. Borchardt

                                             ANNEX A


No. of shares subject to option: ____        Option No.:  _____


                       RECOTON CORPORATION
          1991 NONQUALIFIED STOCK OPTION PLAN AGREEMENT


          This AGREEMENT dated as of the ____th day of ________, _____ between RECOTON CORPORATION, a New York corporation (the
"Company"), and Robert L. Borchardt (the "Optionee").

                       W I T N E S E T H :

          1. Grant of Option. Pursuant to the provisions of the Recoton Corporation 1991 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions set forth in the Plan and this Agreement, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of ________ shares of Common Stock, $.20 par value, of the Company at the purchase price of $_____ per share. The Option is not intended to qualify as an incentive stock option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended.

          2. Terms and Conditions. The Option is subject to the following terms and conditions:

          (a) Expiration Date. The Option shall expire ten years after the date of this Agreement (the "Expiration Date"), except as otherwise noted in subparagraph (d) of this paragraph
2.

          (b) Exercise of Option. The Option may be exercised in full, to the extent otherwise exercisable by its terms, as of the date hereof; provided, however, that no options granted to executive officers, directors and beneficial owners of more than ten percent of any class of the Company's equity securities ("Section 16 Persons") may be exercised in part or in full prior to six months from the date of grant of the Option. Notwithstanding the foregoing, all or any part of any remaining unexercised Option may be exercised in the following circumstances (but in the case of Section 16 Persons in no event during the six month period commencing on the date of grant of the Option): (a) immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Company and all Subsidiaries on or after such person's 65th birthday, (b) subject to the provisions of Section 5(e) hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Stock Option Committee constituted pursuant to the Plan (the "Committee") merits special consideration, or (d) if, while the holder is employed by the Company or a Subsidiary, there occurs a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (a) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company; (b) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (c) a Person acquires ownership of stock of the Company that, together with stock held immediately prior to such acquisition by such Person, possesses more than 50% of the total fair market value or total voting power of the stock ("50% Ownership") of the Company, unless the additional stock is acquired by a Person possessing, immediately prior to such acquisition, ownership of 40% or more of the Common Stock; or (d) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of subsections (a) and (b), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and for purposes of subsection
(d), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (i) to a shareholder in exchange for his stock, (ii) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (iii) to a Person that has (directly or indirectly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership. To the extent otherwise permitted by this Agreement, shares with respect to which the Option becomes exercisable may be purchased in whole or from time to time in part at any time prior to the expiration of the Option. Any exercise shall be accompanied by a written notice to the Company in a form substantially as attached to this Agreement as Exhibit 1 (including the last paragraph of such Exhibit if applicable), specifying the number of shares as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule 1 to this Agreement.

          (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which the Option shall be exercised shall be paid (i) in cash or by check (subject to clearance) made payable to the Company,
(ii) in stock of the Company valued at its fair market value on the date of exercise by the Committee, (iii) by providing an order to a designated broker to sell part or all of the shares being purchased pursuant to exercise of the Option and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of such shares and all applicable withholding taxes, or (iv) by such other methods as the Committee may permit from time to time. Subject to the provisions of subparagraph (i), as soon as practicable following receipt of such cash, check, stock or order, the Company shall issue to Optionee a certificate for the number of shares as to which the Option is being exercised. Delivery of such shares shall be at the principal office of the Company and the obligation of the Company with respect to the purchase of such shares shall be fulfilled by delivery of such shares registered in the name of the Optionee.

          (d)  Exercise Upon Death or Termination of Employment.

          (1) In the event of the death of Optionee while an employee of the Company or a Subsidiary, the Option may be exercised, to the extent that Optionee could have done so at the date of death, by the person or persons to whom Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one year after the date of Optionee's death, but not later than the Expiration Date.

          (2) If Optionee's employment by the Company or a Subsidiary shall terminate because of Optionee's permanent disability, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within one year of such termination but not later than the Expiration Date.

          (3) If Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than death or permanent disability as aforesaid, Optionee may exercise the Option, to the extent that Optionee could have done so at the date of termination of employment, at any time, or from time to time, within three months of the date of termination of employment but not later than the Expiration Date.

          (4) Notwithstanding anything in this subparagraph (d) to the contrary, if Optionee's employment is terminated because of the Option holder's violation of the duties of such employment by the Company or a Subsidiary as such person may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment by the Company and all Subsidiaries, and an Option holder whose employment by the Company and Subsidiaries is so terminated shall have no right after such termination to exercise any unexercised Option which such employee might have exercised prior to the termination of employment by the Company and Subsidiaries.

          (e) Nontransferability. The Option and any rights hereunder shall not be transferable or assignable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee.

          (f) Adjustments. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

          (g) No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common
Stock subject to the Option prior to the date of issuance of a certificate or certificates for such shares.

          (h) No Right to Continued Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of Optionee's employer to terminate Optionee's employment at any time.

          (i) Compliance With Other Laws and Regulations. The Option and the obligation of the Company to sell shares and deliver certificates for shares of Common Stock pursuant to the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation. The Plan is intended to comply with the Rule 16b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of the Option the Company may require Optionee (or any person acting under subparagraph (d) of paragraph 2), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations and furnish such information deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of an option may be subject to stop orders and shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

               "The securities represented hereby have
          not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act."

          3. Optionee Bound by Plan. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan.

          4. Notices. Any notice under this Agreement the Company shall be addressed to it at its office, 2950 Lake Emma Road, Lake Mary, FL 32746; Attention: President, and any notice under this Agreement to Optionee shall be addressed to Optionee at Optionee's home address as shown on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

          5. Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Recoton Corporation has caused this
Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.
                              RECOTON CORPORATION


                              By:  _____________________________
                                   Name:
                                   Title:


___________________________ (L.S.)
      Optionee

         SCHEDULE 1 -- NOTATIONS AS TO PARTIAL EXERCISE



            Number of    Balance of
Date of     Shares       Shares on      Authorized   Notation
Exercise    Purchased    Option         Signature    Date

                            EXHIBIT 1

                   STOCK OPTION EXERCISE FORM


                                              [Date]


Recoton Corporation
2950 Lake Emma Road
Lake Mary, FL 32746
Attention:  Secretary

Dear Sirs:

          The undersigned elects to exercise the option to pur-chase ______ shares, $.20 par value, of the Common Stock of Recoton Corporation (the "Company") under and pursuant to 1991 Stock Option Plan Agreement No. ___ between the Company and the undersigned dated _________________.

          Delivered herewith is a [check in the amount of $______] [certificate for ____ shares of Common Stock of the Company] [order to a broker to sell part or all of the shares being purchased and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of the shares and all applicable withholding taxes] in payment of the option price.

          [The undersigned hereby represents and agrees that all of the Common Stock being purchased hereunder is being acquired for investment and not with a view to the sale or distribution thereof and that the undersigned understands that such Common Stock has not been registered under the Securities Act of 1933 (the "Act"), as amended, and such Common Stock may not be sold, pledged, hypothecated, alienated, or otherwise assigned or transferred in the absence of registration under the Act, or an opinion of counsel which opinion is satisfactory to the Company to the effect that such registration is not required.]

                                   Very truly yours,


                                   [Optionee]